                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                 STATE OR OTHER
                                                                                 JURISTRICTION OF
NAME                                                  COUNTRY                    INCORPORATION
----------------------------------------------------- -------------------------- ----------------
Interactive Data Corporation                          USA                        Delaware
DBC Securities Inc                                    USA                        New York
Check Rite International, Inc.                        USA                        Utah
Federal New Service Inc. (Sold January 10, 2001)      USA                        Delaware
GTIS Corporation                                      USA                        Delaware
Trading Techniques, Inc.                              USA                        Ohio
eSignal.com, Inc.                                     USA                        Delaware
Shark Holdings Inc.                                   USA                        Delaware
BI Purchasing Inc                                     USA                        Utah
CheckRite Limited                                     USA                        Colorado
CheckRite of California Inc.                          USA                        California
CheckRite of Minnesota Inc.                           USA                        Minnesota
CheckRite of Oregon Inc.                              USA                        Oregon
CheckRite of Oklahoma City Inc.                       USA                        Oklahoma
CheckRite of Kansas City, Inc.                        USA                        Kansas
CSN, Inc.                                             USA                        Utah
Bonneville Equipment Company                          USA                        Utah
GTIS Europe (UK) Limited                              England & Wales
GTIS France S.A.S.                                    France
Data Broadcasting Corp (B.V.I.)                       British Virgin Islands
FT Interactive Data Corporation                       USA                        Delaware
Exshare Financial Inc.                                USA                        Delaware
Detective Holding Inc.                                USA                        Delaware
Interactive Data Canada Inc.                          Canada                     Ontario
FT Information (Ireland) Ltd.                         Ireland
FT Interactive Data (H.K.) Limited                    Hong Kong
FT Interactive Data (Australia) Pty Limited           Australia                  Victoria
FT Interactive Data (Singapore) Pte Ltd               Singapore
FT Interactive Data (Jersey) Limited                  Jersey                     Channel Islands
Detective Nominees Inc                                USA                        Delaware
FT Interactive Data (Europe) Limited                  England & Wales
Exshare Computing Ltd                                 England & Wales
Exshare Financial (US) Ltd                            England & Wales
Exshare Statistical Services Ltd                      England & Wales
The Exchange Telegraph Company                        England & Wales
W & W Ltd                                             England & Wales

Note:  All of the subsidiaries listed above are wholly-owned.